UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported): May 24, 2006
FIRST EQUITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-11777	95-6799846

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.05. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (c) On May 24, 2006, the Board of Directors of First Equity Properties, Inc. (“FEPI” or the “Company”) appointed Steven A. Abney, age 50, Vice President and Treasurer of the Company, and selected Mr. Abney as the Chief Financial and Principal Accounting officer of the Company. Mr. Abney is also Executive Vice President and Chief Financial Officer (since September 2005) of American Realty Investors, Inc. and Transcontinental Realty Investors, Inc., both of which have securities listed on the New York Stock Exchange. Mr. Abney is also (since December 2005) Executive Vice President and Chief Financial Officer of Income Opportunity Realty Investors, Inc., which has securities listed on the American Stock Exchange. Mr. Abney was Vice President — Finance and Chief Accounting Officer/Principal Financial Officer (from November 2001 to February 2005) of (and was employed from November 2001 to August 2005) by CRT Properties, Inc. (formerly known as Koger Equity, Inc.), a Boca Raton, Florida-based real estate enterprise which had its securities listed on the New York Stock Exchange until September 27, 2005. For more than four years prior thereto, Mr. Abney was Executive Vice President and Chief Financial Officer of Konover & Associates, Inc., a privately-held real estate developer based in Farmington, Connecticut. Mr. Abney has been a certified public accountant since 1980. Mr. Abney is an employee of Prime Income Asset Management, LLC, the contractual advisor to American Realty Investors, Inc. and Transcontinental Realty Investors, Inc.
     Also on May 24, 2006, Ken L. Joines, Vice President, was designated as the Principal Executive Officer of the Company.
     (d) On May 24, 2006, the members of the Board of Directors elected Steven A. Abney as a director to fill a vacancy on the Board of Directors. See subpart (c) above for a description of Mr. Abney’s current and past employment and positions with other publicly-held entities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 24, 2006	FIRST EQUITY PROPERTIES, INC.
	By:	/s/Ken L. Joines
Ken L. Joines, Vice President and Acting
Principal Executive Officer